UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 31, 2010

China New Energy Group Company

 (Exact name of Registrant as specified in its charter)

Delaware	001-32691	65-0972647
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

 20/F, Center Plaza, No.188 Jie Fang Road
He Ping District, Tianjin, 300042
People's Republic of China

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (011)-86-22-5829 9778

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act(17CFR230.425)

☐	Soliciting material pursuant to Rule14a-12 under the Exchange Act(17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 1.01    Entry Into a Material Definitive Agreement.

On December 12, 2009, Qinhuangdao Chensheng Gas Co., Ltd., our indirect wholly-owned subsidiary (“Qinhuangdao”), entered into an Equity Interest Purchase Agreement to acquire all of the outstanding equity interest of Zhanhua Jiutai Gas Co., a PRC company  (“Jiutai”), from the 5 shareholders of Jiutai named therein.   A description of this Agreement is contained in a Current Report on Form 8-K filed on December 17, 2010.  Qinhuangdao subsequently assigned its rights under the Jiutai agreement to Willsky Development, Ltd., a British Virgin Islands company and our wholly-owned subsidiary (“Willsky”).

On December 16, 2009, Willsky entered into an Equity Interest Purchase Agreement to acquire all of the outstanding equity interest of Fuzhou City Lean Zhongran Gas Inc. a PRC company, from Flying Dragon Resource Development Limited.  A description of this agreement is contained in a Current Report on Form 8-K filed on December 22, 2009.

On December 16, 2009, Willsky entered into an Equity Interest Purchase Agreement to acquire all of the outstanding equity interest of Wuyuan County Zhongran Gas Inc. a PRC company, from Flying Dragon Investment Management Limited   A description of this agreement is contained in a Current Report on Form 8-K filed on December 22, 2009.

On January 5, 2010, Willsky entered into an Equity Interest Purchase Agreement, to acquire all of the outstanding equity interest of Fuzhou Zhongran Flying Dragon Gas Inc., a PRC company, from Flying Dragon Resource Development Limited and Flying Dragon Investment Management Limited.   A description of this agreement is contained in a Current Report on Form 8-K filed on January 8, 2010.

Under the agreements set forth above a number of conditions are required to be satisfied prior to the closing of the transactions.   The transferors are required to complete a number of preconditions otherwise the obligation to pay the second payment installment will terminate and Willsky will be entitled to repayment of the first installment and penalties.  These conditions include, completing the necessary registration procedures relating to the equity transfer and obtaining the necessary business licenses.

These preconditions are required to be satisfied or completed before April 30, 2010 (except Jiutai which is required to be completed before June 12, 2010) otherwise Willsky is entitled to terminate the agreements and the transferors are required to pay penalties.

On January 31, 2010 Willsky and the transferors, Flying Dragon Resource Development Limited and Flying Dragon Investment Management Limited and on February 2, 2010 Willsky and the transferors, the five shareholders of Jiutai, entered into a supplementary agreement under which Willsky agreed that if it failed to pay the second installments on the April 30, 2010 and June 12, 2010 due dates respectively, then it would pay 1% of the second installment for each day that it is late.  In addition, if Willsky fails to pay the second installment prior to the 90th day following April 30, 2010 and June 12, 2010 respectively, then Willsky agreed to return the equity interest to the transferors.

Under an agreement dated February 1, 2010 among Willsky, Flying Dragon Investment Management Limited, Flying Dragon Resource Development Limited and China New Energy Group Company, Willsky assigned all of the rights and China New Energy assumed all of Willsky’s obligations under the January 31, 2010 supplementary agreement.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 24, 2010

CHINA NEW ENERGY GROUP COMPANY
(Registrant)

By:	/s/ Yangkan Chong
Yangkan Chong
Chief Executive Officer